      As filed with the Securities and Exchange Commission on July 2, 1999
                                                   Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                                  eSOFT, INC.
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                  7372                              84-0938960
    (State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
     incorporation or organization)            Classification Code Number)            Identification Number)

                      295 INTERLOCKEN BOULEVARD, SUITE 500
                           BROOMFIELD, COLORADO 80021
                                 (303) 444-1600
   (Address and Telephone Number of Registrant's Principal Executive Office)
                       ---------------------------------


                                  JEFFREY FINN
                      295 INTERLOCKEN BOULEVARD, SUITE 500
                              BROOMFIELD, COLORADO
                                 (303) 444-1600

           (Name, Address and Telephone Number of Agent for Service)

                                With Copies To:

                            LESTER R. WOODWARD, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400
                          ---------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                 Proposed          Proposed
                                                  Shares          maximum           maximum
       Title of each class of                      to be      offering price       aggregate         Amount of
     securities to be registered               registered(1)   per share(2)    offering price(2)  Registration fee(2)
----------------------------------------------------------------------------------------------------------------------


Common Stock, $.01 par value                     1,878,595         $3.69          $6,932,016            $1,928
======================================================================================================================


(1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares of eSoft, Inc. common stock as may be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the common stock as reported on the Nasdaq SmallCap Market on July 1, 1999.

                          ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1999
PROSPECTUS

                                1,878,595 Shares


                                  [GRAPHIC]


                                  eSOFT, INC.

                                  Common Stock
                           --------------------------

     The 1,878,595 shares of common stock, $.01 par value, offered hereby are being offered by certain of our stockholders. See "Selling Stockholders."

     Our common stock recently became listed and began trading on the Nasdaq SmallCap Market under the symbol "ESFT." Prior to such listing, our common stock was listed on the Vancouver Stock Exchange, but there was no trading market for eSoft common stock in the United States. Although our Common Stock is now listed for trading in the United States, there can be no assurance that an active public market will develop, or that if developed, will be sustained. The offering price of the common stock to be offered by this Prospectus will be determined by the market price in effect from time to time. See "Plan of Distribution."

                          ---------------------------

     THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS," LOCATED AT PAGES 5 THROUGH 9.

                          ---------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
            SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE
                SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS
                    TRUTHFUL OR COMPLETE. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this Prospectus is           , 1999.

     YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER WE NOR ANY OF THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NEITHER WE NOR ANY OF THE SELLING STOCKHOLDERS IS MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE FRONT OF THIS PROSPECTUS.

                               TABLE OF CONTENTS


Where You Can Find More Information ...................................................................  3
Incorporation of Certain Documents by Reference .......................................................  3
Summary ...............................................................................................  4
Risk Factors Relating to an Investment in eSoft Common Stock ..........................................  5
Disclosure Regarding Forward-Looking Statements .......................................................  9
Use of Proceeds ....................................................................................... 10
Selling Stockholders .................................................................................. 11
Description of eSoft Common Stock ..................................................................... 11
Plan of Distribution .................................................................................. 13
Validity of Securities ................................................................................ 14
Experts ............................................................................................... 14

                      WHERE YOU CAN FIND MORE INFORMATION

     eSoft files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

     We have filed a Registration Statement on Form S-3 to register with the Securities and Exchange Commission the eSoft common stock offered by this Prospectus. This Prospectus is part of that Registration Statement. As allowed by Securities and Exchange Commission rules, this Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     You can obtain a complete copy of the Registration Statement, including exhibits, without charge by submitting a request in writing or by telephone to us at the following addresses:

                               Investor Relations
                                  eSOFT, INC.
                      295 Interlocken Boulevard, Suite 500
                           Broomfield, Colorado 80021
                                 (303) 444-1600


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information filed with it, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, information we file with the Commission in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We are incorporating by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock described in this prospectus are sold:

     o Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 1998;

     o Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999; and

     o    Current Report on Form 8-K filed June 9, 1999.

     o    Current Report on Form 8-K filed June 28, 1999.

     You may request a copy of these filings at no cost, by writing us at 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021, Attention:
Director of Investor Relations or telephoning us at (303) 444-1600.

                                    SUMMARY

THE COMPANY

     We develop and market a product line of Internet protocol adapters that are marketed under the acronym Team Internet(R). The Team Internet(R) product is designed to be a total Internet/Intranet connectivity solution for small and medium sized businesses, institutions and educational sites that can be easily and economically installed and managed by existing systems personnel.

     We recently concluded a strategic combination with Apexx Technology, Inc. that resulted in Apexx becoming our wholly owned subsidiary. Apexx is an Idaho corporation that provides easy and affordable computer networking solutions that enhance decision speed and communication capabilities to growing organizations. Apexx's award-winning TEAM Internet(R) family of products, targeted to small to medium sized businesses, provides a turnkey Internet/Intranet solution that gives the customer a powerful, affordable and easy to manage Internet presence. The key features include Internet connectivity/routing, firewall protection, an e-mail server, Web browsing, Web publishing capabilities and Web filtering applications.

     Our principal executive office is located at 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021, and our telephone number is (303) 444-1600.

THE OFFERING

     We are registering an aggregate of 1,878,595 shares of its common stock to be offered for sale by certain of our stockholders. These shares are held or issuable as follows:


               Shares that may be issued to two Selling
               Stockholders, who purchased $3,000,000 of 5%
               Convertible Subordinated Debentures in a private
               transaction, upon payment of interest in shares of
               eSoft common stock, upon conversion of such
               Debentures at a conversion price of $3.9125 per
               share, and upon exercise of outstanding warrants
               to purchase eSoft common stock issued to the
               Selling Stockholders in the transaction, at an         1,878,595
               exercise price of $4.499375 per share                  ---------

                   Total:                                             1,878,595
                                                                      =========

     We will not receive any of the proceeds from the sale of eSoft common stock by the Selling Stockholders. If all of the warrants described above are exercised at their current exercise prices, we will receive $4,140,000 from the purchase of eSoft common stock pursuant to the warrants.

          RISK FACTORS RELATING TO AN INVESTMENT IN eSOFT COMMON STOCK

     In evaluating eSoft and its business, investors should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this Prospectus. In addition, certain information included in this Prospectus is forward-looking. Such forward-looking information involves significant risks and uncertainties, including those discussed below, that could cause actual future results to differ significantly from those expressed in any forward-looking statements made by, or on behalf of, us. See "Cautionary Statements Concerning Forward Looking Statements."

FAILURE TO ACHIEVE BENEFITS AND RISKS FROM INTEGRATION OF OPERATIONS

     We expect that the Apexx merger will create a more competitive company. This requires the integration of two companies' systems and technologies that previously operated independently. We have begun to integrate the development, production and marketing of eSoft's and Apexx's previously separate product lines, as well as their administrative and financial reporting systems. We will be required to create a common interface for the overall support of their products in order to generate efficiencies in technical support of both platforms. Additionally, we must develop a common hardware platform to gain efficiencies in production and thus competitive margins for the combined entities. No assurance can be given that we will be able to integrate the Apexx operations and market a common product line without encountering difficulties or experiencing the loss of key employees or customers, or that the synergies anticipated from such integration will be realized. Because eSoft's and Apexx's products overlap in functionality and target market, sales of certain products may diminish as the combined company restructures its product line; this may result in an initial reduction of sales growth following the merger until rebranding of each product line can be accomplished.

MERGER-RELATED CHARGES

     We estimate that, as a result of the merger, we will incur consolidation and integration expenses of approximately $100,000. In addition, it is expected that we will incur merger related expenses of approximately $798,000. We expect to expense the anticipated $1,048,000 pre-tax charge relating to the merger in the second quarter of 1999. The foregoing amounts are preliminary and the actual amounts may be higher or lower. Moreover, we may incur additional unanticipated expenses in connection with the integration of eSoft's and Apexx's businesses.

COMBINED COMPANY WILL EXPERIENCE INCREASED CAPITAL REQUIREMENTS

     During 1999, we intend to continue rapid expansion of sales and marketing expenditures to develop a North American wholesale distribution network, resulting in significantly increased selling, general and administrative expenses and capital expenditures to meet this rapid expansion. We have accelerated an $800,000 marketing program to market and generate new sales leads under the name TEAM Internet(R). These increased expenditures are anticipated to consume substantially all of our working capital. In addition, both eSoft and Apexx have suffered losses from operations in the past, and we expect to continue to incur losses in support of its emerging growth. As a result of these factors, we expect to experience increased capital requirements.

     In addition, we are at an early stage of development of our business in an emerging market; as a result, our business prospects, rate of growth and results of operations are unpredictable. Neither increases or declines in our net revenue from quarter to quarter, nor increases in our losses from one fiscal quarter to the next, can be accurately forecasted in these emerging growth markets. We are expending significant resources to quickly build market penetration and market share, and the success of these marketing programs cannot be accurately predicted. Thus additional working capital may be required to attain our overall growth objectives.

     There can be no assurance that cash flow contributions from operations, coupled with presently available working capital, will be sufficient to fully fund the planned expansion of sales and marketing activities, other increased expenditures and losses incurred from this expansion. In addition, there can be no assurance that we will be able to obtain sufficient capital on acceptable terms, from internal or external sources, to support losses from operations or to pursue our growth plans. In the event that cash flow from operations, if any, together with the proceeds of any future financings, are insufficient to meet all of these expenses, we will be required to re-evaluate its planned expenditures and allocate its total resources in such a manner as the board of directors and management deems to be in our best interest.

LIMITED OPERATING AND SALES HISTORY

     We first entered the Internet connectivity marketplace in 1995 with the IPAD 5000, which is focused at Internet service providers. In 1997, we released the IPAD 2500 and the IPAD 1200 as products to serve the small to medium sized business market. Through the first quarter of 1999, we have sold less than 1,800 units of these products, so we have not yet gained significant market exposure or demonstrable market acceptance. Given the absence of a clear market acceptance with respect to these two newly introduced products, which in turn are projected to be responsible for approximately 90% of our system sales in 1999, there can be no assurance that we will achieve our targeted market penetration rates, and associated growth in sales revenues.

ANTICIPATED MARKET GROWTH AND RELIANCE UPON THE INTERNET

     Our anticipated future growth in sales revenue is dependent upon the rate of growth of the market for our systems. Growth of this market in turn is dependent, in part, upon both the rate of growth of the Internet, and its reputation as a secure, architecturally stable, and reliable communications medium. Should these conditions erode, our sales prospects may be adversely affected. Moreover, there is no assurance that we will be able to capture an increasing or consistent share of the market for an all-in-one appliance that permits companies to connect to the Internet.

RECENT LOSSES

     We have incurred losses during the fiscal years ended December 31, 1997 and 1998 and during the first quarter of 1999. Our ability to restore profitability in future reporting periods is uncertain. It is anticipated that, with the increased expenditures required to build our corporate infrastructure, we will have higher expenses than gross profits generated by our operations. As a result, we expect to continue to incur losses during this fiscal year.

TECHNOLOGICAL ADVANCES AND OBSOLESCENCE

     We operate within an industry subject to a rapid pace of technological obsolescence. We will seek to continuously enhance our products with technological improvements. There can be no assurance as to our ability to successfully and timely complete any or all of our development projects in order to establish and maintain a position at the leading edge of technological trends within its industry.

COMPETITION; FEW BARRIERS TO ENTRY

     The Internet connectivity business is highly competitive. A number of our competitors are very well established in the marketplace, with larger sales volumes, broader brand name recognition, and a wider base of technical resources. Most of our competitors have greater financial resources than we do, and Intel Corporation has invested in one of our competitors. In addition, IBM has acquired Whistle, one of our more significant competitors. As the market expands for products that perform in a manner similar to that of our product line, we expect that a broader range of both small and large industry participants will enter the market place with competing products. As competition increases, profit margins on sales may diminish. There can be no assurance that we will be able to effectively compete against such competitors given their strong market presence, or that we will be able to attain and maintain anticipated gross margins over time.

PROPRIETARY PROTECTION

     Certain of our products are not protected by registered trademarks, and we have not filed any patent or design utility applications in any jurisdiction. The absence of such proprietary protection may diminish our ability to distinguish ourselves from other industry competitors. In addition, while we license our software to purchasers and restrict unauthorized use under its licensing provisions, this does not protect us from an erosion of potential revenue due to illicit software use and piracy.

REGULATORY REQUIREMENTS

     The industry in which we operate is subject to a variety of regulatory rules and requirements in the United States, Europe and countries where we hope to establish markets. In particular, some products require access to telecommunications carriers and are therefore subject to regulation in the United States by the Federal Communications Commission and by other governmental regulatory agencies in foreign countries. While the Internet is largely unregulated, changes in telecommunication regulations in various countries might impact the marketing of Internet related products. We have performed product testing at accredited test facilities and the product has passed the FCC tests. Our components that make up the finished product utilize UL approved components. We also have acquired the requisite product approval from the appropriate agency that permits the marketing of Internet products in the European Union. Our products may, however, be subject to other regulatory requirements adopted in various countries. Any such regulatory requirements could adversely affect our ability to effectively compete in any market where such regulations are adopted.

TELEPHONE CONNECTION COSTS AS IMPEDIMENTS IN FOREIGN COUNTRIES

     A significant cost factor for users of our networking products in certain countries is the cost of maintaining a telephone line committed to access to the Internet. Deregulation of telephone line access has begun in Europe in the last several months and telephone line access costs are expected to decline there, and deregulation in South America is beginning. There can be no assurance as to when or at what pace any deregulation will have the effect of significantly reducing the cost of phone service utilization 24 hours per day and 7 days per week. With costs at their present levels, the demand for Internet access, and therefore for our products, may mature slowly in some countries, affecting our ability to penetrate those markets.

CONCENTRATION OF SALES

     During the fiscal year ended December 31, 1998, we had two customers that represented 46% and 13% of our revenue for the fiscal year ended December 31, 1998. In addition, these two customers represented 87% of our accounts receivable at December 31, 1998. With such concentration of our sales, we are exposed to significant declines in revenue in future periods if any large customer discontinues or substantially reduces its purchases in future periods. Moreover, our credit risk concentration makes us more vulnerable to a default in payment. In addition, the larger customers are electronic products distributors and telecommunication companies in foreign countries that have recently become distributors of the products and have purchased significant quantities of the products to establish inventories of the distributors and their affiliated resellers or dealers or end customers. Unless the products are promptly resold to end users, future sales to these distributors and telecommunication companies will likely decline.

CONCENTRATION OF PURCHASES

     During the fiscal year ended December 31, 1998, we had two vendors that accounted for 10% or more of our purchases during that period. These two vendors represented 60% of our total purchases for the fiscal year ended December 31, 1998. With such concentration of purchases, we are exposed to the risk that these suppliers of product for its finished goods may be unable to support us in the future. We have explored alternative suppliers for its major supplier of the base unit hardware; however we may not be able to quickly execute and have delivery from these alternative suppliers to meet demand. An inability to source this product from other suppliers would likely have a material adverse impact on our ability to attain or maintain profitability.

NEW, UNDEVELOPED PUBLIC MARKET

     Our common stock became listed and began trading on the Nasdaq SmallCap Market on August 6, 1998. Prior to such listing, there was no public market for the eSoft common stock in the United States. Between March 17, 1998 and September 9, 1998, our common stock was traded on the Vancouver Stock Exchange. There can be no assurance that an active public market on the Nasdaq SmallCap Market will develop or be sustained.

YEAR 2000 ISSUES

     The Year 2000 ("Y2K") computer problem refers to the potential for system and processing failures of date-related data as a result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     All new products and upgrades that we introduce are or will be Y2K compliant. We have tested the remainder of the Team Internet(R) system and connections of the Team Internet(R) product line to other systems utilizing standard Internet protocols. The testing completed on the Team Internet(R) product line to date has led us to believe that the Team Internet(R) product will not be affected by a connection to a non- compliant Y2K system. We have been testing our existing products for use in the Year 2000 and beyond, and all Team Internet(R) products produced after November 1, 1997 are Y2K compliant until 2036. The results of our testing suggest that version 2.03 and each later version of each of its products are Y2K compliant.

     However, our testing does not cover every possible computing environment. Accordingly, some customers may have Y2K problems with products that we believe are Y2K compliant. For instance, our customers may be operating on older versions of hardware platform utilizing our products software. Early models of certain Team Internet(R) products shipped before November 1, 1997 may include a BIOS in the computer hardware that is not Y2K compliant. The number of Team Internet(R) units affected is estimated to be a small percentage of the installed base. In February 1999 a Team Internet(R) software upgrade was released to correct the specific issues caused by use of the non-compliant BIOS. In addition, there is a plan to replace the non-compliant BIOS with a Y2K compliant BIOS if the customer prefers a hardware fix.

     We have tested the discontinued TBBS products that it no longer markets for Y2K compliance, some of which might still be in use. Our TBBS product had one deficiency associated with Y2K, which was corrected with a free update released in October 1998. We expect that any customers that materially rely on such discontinued products will test them for Y2K compliance and notify us if there are problems. Our experience in developing Y2K compliant versions of its existing products suggests that if it is required to correct Y2K problems in such discontinued products, it could do so without incurring material expenses. There will be another free update released in the second quarter of 1999 to correct a similar deficiency in TBBS add-on modules.

     We also may be affected by Y2K issues related to non-compliant internal systems developed by us or by third-party vendors. We have reviewed its internal systems, including its accounting system, and have found them to be Y2K compliant. We are not currently aware of any Y2K problem relating to any of its internal, material systems and does not believe that it has any material systems that contain embedded chips that are not Y2K compliant.

     Our internal operations and business are also dependent upon the computer-controlled systems of third parties such as suppliers, customers and service providers. Management believes that absent a systemic failure outside our control, such as a prolonged loss of electrical or telephone service, Y2K problems at such third parties will not have a material impact on us. We have no contingency plan for systemic failures such as loss of electrical or telephone services. Our contingency plan in the event of a non-systemic failure is to establish relationships with alternative suppliers or vendors to replace failed suppliers or vendors. We have contacted our suppliers and vendors to determine if they are or will be Y2K compliant. Other than the previously described testing, and remedying problems identified by testing or from external sources, we have no other contingency plans or intention to create other contingency plans.

     If we fail to make our products Y2K compliant, we could see a decrease in sales of our products, an increase in allocation of resources to address Y2K problems of its customers without additional revenue commensurate with such dedication of resources, or an increase in litigation costs relating to losses suffered by our customers due to such year 2000 problems. Failures of our internal systems could temporarily prevent us from processing orders, issuing invoices, and developing products, and could require us to devote significant resources to correcting such problems. But to our knowledge, the internal accounting systems have been attested by the supplier as Y2K compliant. Due to the general uncertainty inherent in the year 2000 computer problem, resulting from the uncertainty of the year 2000 readiness of third-party suppliers and vendors, we are unable to determine at this time whether the consequences of Y2K failures will have a material impact on its business, results of operations, and financial condition.

NO DIVIDENDS

     We have not paid dividends in the past and does not anticipate paying dividends in the near future. We expect to retain its earnings to finance further growth and, when appropriate, retire existing debt.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     We have made certain forward-looking statements in this document and in the documents referred to in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on the information currently available to our management. Forward- looking statements include information concerning our possible or assumed future results. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and stockholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after they distribute this Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, we claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. For a discussion of certain of these important factors, see "Risk Factors Relating to an Investment in eSoft Common Stock."


                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of eSoft common stock by the Selling Stockholders. If all of the warrants described below are exercised at their current exercise prices, we will receive $4,140,000 from the purchase of we common stock pursuant to the warrants. See "Summary -- The Offering."

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership eSoft common stock as of June 10, 1999 by the Selling Stockholders in this offering.

                                                SHARES BENEFICIALLY                                   SHARES BENEFICIALLY
                                           OWNED PRIOR TO THIS OFFERING                            OWNED AFTER THIS OFFERING
                                        -----------------------------------                   ------------------------------------
                                     SHARES
                                                               PERCENT           OFFERED                             PERCENT
                                                                  OF             IN THIS                                OF
         NAME AND ADDRESS                   NUMBER           OUTSTANDING        OFFERING         NUMBER           OUTSTANDING(1)
-----------------------------------     --------------     ----------------  ---------------  -------------     ------------------
Brown Simpson Strategic Growth              688,818(2)           7.0%             688,818(2)        0                   0%
Fund, L.P.  .......................
152 West 57th Street, 40th Floor
New York, NY 10019
Brown Simpson Strategic Growth            1,189,777(3)          11.5%           1,189,777(3)        0                   0%
Fund, Ltd..........................
152 West 57th Street, 40th Floor
New York, NY 10019
    Total                                 1,878,595             17.1%           1,878,595           0                   0%

---------------------------
*   Less than 1% of outstanding eSoft common stock

(1) For purposes of calculating shares beneficially owned after this offering, it is assumed that all shares offered hereunder that are purchasable upon the exercise of warrants have been purchased by the Selling Stockholder upon exercise of its warrants and that such shares have been sold pursuant to this offering.

(2) Includes up to 14,058 shares of eSoft common stock that may be issued if eSoft elects to pay interest in shares of eSoft common stock, 337,380 shares of eSoft common stock that may be issued upon the exercise of warrants and up to 337,380 shares of eSoft common stock that may be issued upon conversion of convertible debentures.

(3) Includes up to 24,281 shares of eSoft common stock that may be issued if eSoft elects to pay interest in shares of eSoft common stock, 582,748 shares of eSoft common stock that may be issued upon the exercise of warrants and up to 582,748 shares of eSoft common stock that may be issued upon conversion of convertible debentures.



                       DESCRIPTION OF eSOFT COMMON STOCK

     The following is a summary description of our common stock. Investors are urged to review our certificate of incorporation, as amended to date, which has been filed as an exhibit to a registration statement filed with the Securities and Exchange Commission.

GENERAL

     We are authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. The holders of eSoft common stock are entitled to vote at all meetings of stockholders, to receive dividends if, as, and when declared by the board of directors, and to participate in any distribution of property or assets on the liquidation, winding up, or other dissolution of eSoft. eSoft common stock has no preemptive or conversion rights.

CHANGE IN CONTROL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Certain provisions of our Amended and Restated Certificate of Incorporation and Bylaws may make it difficult to change control of eSoft.
Article 4 of the Amended and Restated Certificate of Incorporation allows our board of directors to determine or alter the rights, preferences, privileges, and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock, to fix the number of shares that constitute any series of preferred stock, and to determine the designation and series of preferred stock. Article III of the Bylaws establishes what is known as a "classified board of directors," with three classes of directors designated as Class I, Class II, and Class III. Each class is elected to serve for a three year term, with each class up for election in different years so that in any one year, only one-third of all directors are up for election. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three year term.

MARKET PRICE OF eSOFT COMMON STOCK

     On March 16, 1998, eSoft completed a public offering of its common stock in Canada on the Vancouver Stock Exchange. On August 6, 1998, eSoft's stock began trading on the Nasdaq SmallCap Market under the symbol "ESFT." eSoft delisted from the Vancouver Stock Exchange on September 9, 1998.

     The range of high and low bid quotations for eSoft common stock as quoted (without retail markup or markdown and without commissions) on the Nasdaq SmallCap Market and the Vancouver Stock Exchange for the past fiscal year and the first and second quarters of the current fiscal year is provided below. The figures shown below do not necessarily represent actual transactions:


                                                                         HIGH                LOW
1999
   Third Quarter (through July 1, 1999)                                 $ 3.86              $ 3.50
   Second Quarter                                                       $ 4.75              $ 2.13
   First Quarter                                                        $ 6.00              $ 2.75
1998
   Fourth Quarter                                                       $ 7.50              $ 2.13
   Third Quarter                                                        $ 8.00              $ 2.88
   Second Quarter                                                       $ 5.35              $ 4.25
   First Quarter                                                        $ 9.00              $ 4.95

     There are approximately 150 record holders of eSoft common stock. The transfer agent for the eSoft common stock is The Trust Company of the Bank of Montreal with offices at First Bank Tower 6th Floor, 595 Burrard Street, Vancouver, B.C. V7X1L7.

DIVIDENDS

     We intend, for the foreseeable future, to retain all earnings, if any, for the development of our business opportunities. The payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, future earnings, capital requirements, our financial condition and general business conditions.

                              PLAN OF DISTRIBUTION

     We are registering an aggregate of 1,878,595 shares of eSoft common stock (the "Shares") on behalf of the Selling Stockholders. As used herein, the term Selling Stockholders means the holder of the Shares and includes donees and pledgees selling Shares received from a named Selling Stockholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. Sales of Shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of Shares by the Selling Stockholders.

     The Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Shares or of securities convertible into or exchangeable for the Shares in the course of hedging positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as amended or supplemented to reflect such transaction).

     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     If a Selling Stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the initial price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transactions. In addition, if a Selling Stockholder notifies us that a donee or pledgee intends to sell more than 500 Shares, a supplement to this Prospectus will be filed.


                             VALIDITY OF SECURITIES

     Davis, Graham & Stubbs LLP, one of our law firms, will issue an opinion about the legality of the securities offered hereby.


                                    EXPERTS

     The financial statements of eSoft, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                    PART II

                            INFORMATION NOT REQUIRED
                                 IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, payable by eSoft in connection with the sale of Common Stock being registered (all amounts are estimated except the Commission Registration Fee).


Commission Registration Fee...........................................................                   $       1,928
Blue Sky Qualification Fees and Expenses (including legal fees) (estimated)...........                           6,000
Printing Expenses (estimated).........................................................                           1,000
Legal Fees and Expenses (estimated)...................................................                          10,000
Accountants' Fees and Expenses (estimated)............................................                          10,000
Miscellaneous Expenses (estimated)....................................................                           1,072
                                                                                                         =============
  Total                                                                                                  $      30,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     eSoft is incorporated in the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers and other representatives from liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, against liabilities arising in any such action, suit or proceeding, expenses incurred in connection therewith, and against certain other liabilities.

     Article 8 of the Certificate of Incorporation of eSoft provides that, to the furthest extent permitted by applicable law in effect from time to time, no director of eSoft shall have any personal liability for monetary damages to eSoft or its stockholders for breach of his fiduciary duty as a director, except that indemnity is not provided to a director whose conduct involves (i) a breach of the director's duty of loyalty to eSoft or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) unlawful distributions as defined in
Section 174 of the Delaware General Corporation Law, and (iv) any transaction from which the director derived an improper personal benefit.

     Article 9 of the Certificate of Incorporation and the Bylaws of eSoft provide similar indemnification provisions as that provided by Section 145 of the General Corporation Law of the state of Delaware. eSoft will also indemnify any person who is serving or has served eSoft as an officer to the same extent as a director.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES


EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS

2.1 Amended and Restated Agreement and Plan Merger dated January 25, 1999 between eSoft, Inc., eSoft Acquisition Corporation and Apexx Technology, Inc. (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.2 Form of Stockholders Agreement to be executed by Apexx Technology, Inc. stockholders in connection with the merger (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.3 Form of Escrow Agreement to be executed by eSoft, Inc. Thomas Loutzenheiser and The Trust Company of The Bank of Montreal (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.4 Employment Agreement by and between eSoft, Inc. and Thomas Loutzenheiser (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

3.1 Certificate of Incorporation of New eSoft, Inc. (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

3.2 Amendment to Certificate of Incorporation of eSoft, Inc. (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

3.3 Bylaws of eSoft (filed with Registration Statement on Form S-B on June 7, 1998 and incorporated herein by reference).

4.1 Form of Common Stock Certificate of eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

4.2 Form of 5% Convertible Subordinated Debenture (filed with Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

5.1*      Opinion of Davis, Graham & Stubbs LLP (including consent)

10.1 Severance Agreement and Mutual Release dated December 19, 1997 between eSoft and Wayne Farlow (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.2 Agency Agreement with C.M. Oliver Capital (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.3 Agent's Warrant (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.4 Lease Agreement dated September 18, 1997 between eSoft and Aspen Industrial Park Partnership (filed with Registration Statement on Form SB-2 on December 24, 1997 and incorporated herein by reference).

10.5 Voting Agreement dated September 2, 1997 between Philip Becker, Pantheon Capital Ltd. And Transition Partners, Ltd. (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.6 Termination Agreement (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.7 Registration Rights Agreement dated September 2, 1997 between Transition Partners, Ltd., Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.8 Agreement dated May 6, 1997 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS

10.9 Agreement dated October 14, 1996 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.10 Amendment to Agreement dated August 22, 1997 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.11 Second Amendment to Agreement dated November 11, 1997 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.12 Stock Option Agreement dated November 11, 1997 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.13 Amended Stock Warrant Agreement dated January 29, 1998 (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.14 Consulting Agreement dated August 1, 1997 between eSoft and Kent Nuzum (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.15 Consulting Agreement dated August 22, 1997 between Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.16 Amendment to Consulting Agreement dated August 22, 1997 between Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.17 Stock Option Agreement dated November 11, 1997 between Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.18 Amended Stock Warrant Agreement dated January 29, 1998 (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.19 Stock Option Agreement dated November 11, 1997 between Copeland Consulting Group, Inc. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.20 Amended Stock Warrant Agreement dated January 29, 1998 (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.21 Employment Agreement dated September 2, 1997 between Philip Becker and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.22 Form of Employee Confidentiality Agreement (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.23 Termination Agreement terminating Software Development and Consulting Agreements (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS

10.24 Promissory Note to First National Bank of Arvada, Colorado (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.25 Proposal for financing arrangement from Colorado National Bank (filed with Amendment No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.26 Employment Agreement dated March 6, 1998 between Regis Frank and eSoft (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.27 Employment Agreement dated March 6, 1998 between Robert C. Hartman and eSoft (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.28 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on Form SB-2, filed April 17, 1998 and incorporated herein by reference).

10.29 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on Form SB-2, filed April 17, 1998 and incorporated herein by reference).

10.30 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Amendment No. 2 to Registration Statement on Form SB-2, filed April 17, 1998 and incorporated herein by reference).

10.31 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.32 Employment Agreement between James R. Bell and eSoft (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.33 Employment Letter between James M. Love and eSoft (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.34 Consulting Retainer Agreement (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.35 Form of Distributor Agreement (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.36 Employment Agreement between Jeffrey Finn and eSoft (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.37 Employment Agreement between Jane Merickel and eSoft (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.38 Employment Agreement between Steve Kuzara and eSoft (filed with Amendment No. 1 to Registration Statement on Form S-4 on April 20, 1999 and incorporated herein by reference).

10.39 Securities Purchase Agreement dated as of June 10, 1999 (filed with Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.40 Registration Rights Agreement dated as of June 10, 1999 (filed with Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.41 Form of Warrant relating to purchase of 5% Convertible Subordinated Debenture (filed with Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

23.1*     Consent of BDO Seidman, LLP
-----------
*         Filed herewith

ITEM 17.  UNDERTAKINGS

         The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

         (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses is incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, Colorado on the 2nd day of July, 1999.

                             eSOFT, INC.


                             By: /s/ Jeffrey Finn
                                ---------------------------------------------
                                 Name: Jeffrey Finn
                                 Title: President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                                 Title                                             Date

/s/ Philip Becker                        Chairman of the Board, Chief Technical Officer                  July 2, 1999
-------------------------------
Philip Becker

/s/ Jeffrey Finn                         Director, President and Chief Executive Officer                 July 2, 1999
-------------------------------          (Principal Executive Officer)
Jeffrey Finn

/s/ Amy Beth Husman                      Director                                                        July 2, 1999
-------------------------------
Amy Beth Husman

                                         Director
-------------------------------
Roger Akers

/s/ Richard Eyestone                     Director                                                        July 2, 1999
-------------------------------
Richard Eyestone

                                         Director
-------------------------------
Tom Loutzenheiser

/s/ Richard Rice                         Director                                                        July 2, 1999
-------------------------------
Richard Rice

                                 EXHIBIT INDEX



EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS

2.1 Amended and Restated Agreement and Plan Merger dated January 25, 1999 between eSoft, Inc., eSoft Acquisition Corporation and Apexx
          Technology, Inc. (filed with Registration Statement on Form S-4 on
          March 19, 1999 and incorporated herein by reference).

2.2       Form of Stockholders Agreement to be executed by Apexx Technology,
          Inc. stockholders in connection with the merger (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.3       Form of Escrow Agreement to be executed by eSoft, Inc. Thomas
          Loutzenheiser and The Trust Company of The Bank of Montreal (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.4       Employment Agreement by and between eSoft, Inc. and Thomas
          Loutzenheiser (filed with Registration Statement on Form S-4 on March
          19, 1999 and incorporated herein by reference).

3.1       Certificate of Incorporation of New eSoft, Inc. (filed with Amendment
          No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

3.2       Amendment to Certificate of Incorporation of eSoft, Inc. (filed with
          Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

3.3       Bylaws of eSoft (filed with Registration Statement on Form S-B on
          June 7, 1998 and incorporated herein by reference).

4.1       Form of Common Stock Certificate of eSoft (filed with Registration
          Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

4.2       Form of 5% Convertible Subordinated Debenture (filed with Current
          Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

5.1*      Opinion of Davis, Graham & Stubbs LLP (including consent)

10.1 Severance Agreement and Mutual Release dated December 19, 1997 between eSoft and Wayne Farlow (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.2 Agency Agreement with C.M. Oliver Capital (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.3 Agent's Warrant (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.4      Lease Agreement dated September 18, 1997 between eSoft and Aspen
          Industrial Park Partnership (filed with Registration Statement on
          Form SB-2 on December 24, 1997 and incorporated herein by reference).

10.5      Voting Agreement dated September 2, 1997 between Philip Becker,
          Pantheon Capital Ltd. And Transition Partners, Ltd. (filed with
          Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.6      Termination Agreement (filed with Amendment No. 1 to Registration
          Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.7      Registration Rights Agreement dated September 2, 1997 between
          Transition Partners, Ltd., Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS

10.8 Agreement dated May 6, 1997 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December
          22, 1997 and incorporated herein by reference).

10.9      Agreement dated October 14, 1996 between Transition Partners, Ltd.
          and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.10     Amendment to Agreement dated August 22, 1997 between Transition
          Partners, Ltd. and eSoft (filed with Registration Statement on Form
          10-SB on December 22, 1997 and incorporated herein by reference).

10.11     Second Amendment to Agreement dated November 11, 1997 between
          Transition Partners, Ltd. and eSoft (filed with Registration
          Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.12     Stock Option Agreement dated November 11, 1997 between Transition
          Partners, Ltd. and eSoft (filed with Registration Statement on Form
          10-SB on December 22, 1997 and incorporated herein by reference).

10.13     Amended Stock Warrant Agreement dated January 29, 1998 (filed with
          Amendment No. 1 to Registration Statement on Form 10-SB on February
          18, 1998 and incorporated herein by reference).

10.14     Consulting Agreement dated August 1, 1997 between eSoft and Kent
          Nuzum (filed with Registration Statement on Form 10-SB on December
          22, 1997 and incorporated herein by reference).

10.15     Consulting Agreement dated August 22, 1997 between Pantheon Capital
          Ltd. and eSoft (filed with Registration Statement on Form 10-SB on
          December 22, 1997 and incorporated herein by reference).

10.16     Amendment to Consulting Agreement dated August 22, 1997 between
          Pantheon Capital Ltd. and eSoft (filed with Registration Statement on
          Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.17     Stock Option Agreement dated November 11, 1997 between Pantheon
          Capital Ltd. and eSoft (filed with Registration Statement on Form
          10-SB on December 22, 1997 and incorporated herein by reference).

10.18     Amended Stock Warrant Agreement dated January 29, 1998 (filed with
          Amendment No. 1 to Registration Statement on Form 10-SB on February
          18, 1998 and incorporated herein by reference).

10.19     Stock Option Agreement dated November 11, 1997 between Copeland
          Consulting Group, Inc. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.20     Amended Stock Warrant Agreement dated January 29, 1998 (filed with
          Amendment No. 1 to Registration Statement on Form 10-SB on February
          18, 1998 and incorporated herein by reference).

10.21 Employment Agreement dated September 2, 1997 between Philip Becker and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS

10.22     Form of Employee Confidentiality Agreement (filed with Amendment No.
          1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.23     Termination Agreement terminating Software Development and Consulting
          Agreements (filed with Amendment No. 1 to Registration Statement on
          Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.24 Promissory Note to First National Bank of Arvada, Colorado (filed with Amendment No. 1 to Registration Statement on Form 10-SB on
          February 18, 1998 and incorporated herein by reference).

10.25 Proposal for financing arrangement from Colorado National Bank (filed with Amendment No. 1 to Registration Statement on Form 10-SB on
          February 18, 1998 and incorporated herein by reference).

10.26 Employment Agreement dated March 6, 1998 between Regis Frank and eSoft (filed with Amendment No. 1 to Registration Statement on Form
          SB-2, filed March 24, 1998 and incorporated herein by reference).

10.27 Employment Agreement dated March 6, 1998 between Robert C. Hartman and eSoft (filed with Amendment No. 1 to Registration Statement on
          Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.28 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on Form
          SB-2, filed April 17, 1998 and incorporated herein by reference).

10.29 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on Form
          SB-2, filed April 17, 1998 and incorporated herein by reference).

10.30 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Amendment No. 2 to Registration Statement on Form SB-2, filed
          April 17, 1998 and incorporated herein by reference).

10.31 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.32     Employment Agreement between James R. Bell and eSoft (filed with
          Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.33     Employment Letter between James M. Love and eSoft (filed with
          Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.34     Consulting Retainer Agreement (filed with Registration Statement on
          Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.35     Form of Distributor Agreement (filed with Registration Statement on
          Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.36     Employment Agreement between Jeffrey Finn and eSoft (filed with
          Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.37     Employment Agreement between Jane Merickel and eSoft (filed with
          Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.38     Employment Agreement between Steve Kuzara and eSoft (filed with
          Amendment No. 1 to Registration Statement on Form S-4 on April 20,
          1999 and incorporated herein by reference).

10.39     Securities Purchase Agreement dated as of June 10, 1999 (filed with
          Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS

10.40     Registration Rights Agreement dated as of June 10, 1999 (filed with
          Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

10.41     Form of Warrant relating to purchase of 5% Convertible Subordinated
          Debenture (filed with Current Report on Form 8-K on June 28, 1999 and incorporated herein by reference).

23.1*     Consent of BDO Seidman, LLP

-----------
*         Filed herewith